SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2011

ECB BANCORP, INC.

(Exact name of registrant as specified in its charter)

North Carolina	000-24753	56-2090738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Post Office Box 337 Engelhard, North Carolina	27824
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (252) 925-9411

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2011, our and The East Carolina Bank’s Boards of Directors appointed J. Dorson White, Jr. to serve as Executive Vice President and Chief Specialized Business Officer of both companies, effective on that date. He previously held the titles Executive Vice President and Chief Operating Officer. The change in title is intended to better reflect his functional position in which his responsibilities include overseeing our treasury services, wealth management, mortgage lending, and agribusiness activities. We currently do not intend to use the title Chief Operating Officer. In his position, Mr. White continues to serve as an executive officer of both companies. He has been employed by the Bank since 1989 and has a total of 38 years of banking experience.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we have duly caused this Report to be signed on our behalf by the undersigned hereunto duly authorized.

ECB BANCORP, INC.
(Registrant)

Date: April 25, 2011	By:	/S/ Thomas M. Crowder
Thomas M. Crowder
Executive Vice President
and Chief Financial Officer